EXHIBIT 10.29


                       FIRST AMENDMENT TO APPLIANCE EARLY
                       RETIREMENT AND RECYCLING AGREEMENT

         THIS FIRST AMENDMENT TO APPLIANCE EARLY RETIREMENT AND RECYCLING AGREEMENT (hereinafter the "First Amendment") is made and entered into as of the 1st day of March, 2002, by and between THE CALIFORNIA PUBLIC UTILITIES COMMISSION, an agency of the State of California ("CPUC") and APPLIANCE RECYCLING CENTERS OF AMERICA, INC., a Minnesota corporation ("Contractor"). The CPUC and Contractor are also each individually referred to herein as "Party" and collectively as "Parties". The Effective Date of this First Amendment shall be March 1, 2002.

                                    RECITALS

         WHEREAS, the Parties, on June 1, 2001, entered into the APPLIANCE EARLY RETIREMENT AND RECYCLING AGREEMENT for Refrigerators, Freezers, and Room Air Conditioners (hereinafter the "Agreement").

         WHEREAS, the Parties wish to amend said Agreement, in certain respects, to temporarily extend the territory covered by the Agreement under the terms and conditions set forth below and to otherwise extend the term of said Agreement.

         NOW, THEREFORE, in consideration of the foregoing Recitals, the mutual covenants contained herein, the payments and agreement to be made and performed by the CPUC as set forth below, the Parties agree as follows:

         1.       EXTENDED TERRITORY

                  For the limited period of time from March 1, 2002, through April 1, 2002 (hereinafter the "Applicable Period"), the eligible jurisdictional residential electric service customers of Investor Owned Utility companies eligible to participate in the Program shall be extended to include the Southern California Edison Company Service Territory (hereinafter the "Edison Territory").

         2.       APPLICABLE CUSTOMER INCENTIVE CHARGE

                  For all units picked up by Contractor in the Edison Territory during the Applicable Period, the Customer Incentive shall be reduced to $35.00 per unit collected and the Customer Incentive Charge to the CPUC shall be reduced to a corresponding charge of $35.00 per unit.

         3.       APPLICABLE MARKETING ADVERTISING CHARGE

                  For all units collected by Contractor during the Applicable Period in the Edison Territory, the Marketing/Advertising Charge shall be reduced to "0".


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         4.       EXTENDED TERM

                  The Term of the APPLIANCE EARLY RETIREMENT AND RECYCLING AGREEMENT referenced above shall be extended from May 31, 2002 to August 31, 2002.

         5.       ACKNOWLEDGMENT

                  The parties acknowledge that the remaining terms as set forth in the Agreement are and continue to be valid and enforceable as set forth therein.


APPLIANCE RECYCLING                                 CALIFORNIA PUBLIC UTILITIES
CENTERS OF AMERICA, INC.                            COMMISSION

By:   /s/Linda Koenig                               By:    /s/Wesley M. Franklin
      ------------------                                   ---------------------
Its:  Controller                                    Its:   Executive Director
      ------------------                                   ---------------------
Date: March 7, 2002                                 Dated: March 7, 2002


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